Exhibit 10.6
EXECUTION VERSION

ACCELERATOR LICENSE AGREEMENT BY AND BETWEEN HONEYWELL INTERNATIONAL INC. AND SOLSTICE ADVANCED MATERIALS INC. DATED AS OF OCTOBER 30, 2025
i

i

Section 8.15	Severability	9
Section 8.16	No Duplication; No Double Recovery	10
Section 8.17	Bankruptcy	10
EXHIBITS
Exhibit A    Specified Accelerator Components
ii

ACCELERATOR LICENSE AGREEMENT
This ACCELERATOR LICENSE AGREEMENT (this “Agreement”), dated as of October 30, 2025 (the “Effective Date”), is entered into by and between Honeywell International Inc., a Delaware corporation (“Honeywell”) and Solstice Advanced Materials Inc. (f/k/a Solstice Advanced Materials, LLC), a Delaware corporation (“SpinCo”) (together with Honeywell, the “Parties,” and each individually, a “Party”).
RECITALS
WHEREAS, the Parties, among others, entered into that certain Separation and Distribution Agreement dated as of October 30, 2025 (as amended, modified or supplemented, and together with all exhibits and schedules thereto, the “Separation Agreement”);
WHEREAS, Section 3.5 of the Separation Agreement contemplates that Honeywell and SpinCo will execute this Agreement, and this Agreement is being entered into by the Parties to satisfy the requirements described therein;
WHEREAS, Honeywell owns or has the right to use Accelerator, which is used in the SpinCo Business and in the other businesses of Honeywell as of the Effective Date;
WHEREAS, Accelerator includes (without limitation) certain trade secrets, know-how and other Intellectual Property of Honeywell and its Affiliates; and
WHEREAS, SpinCo desires to obtain a license to use Accelerator for its own business purposes on the terms set forth herein.
NOW, THEREFORE, the Parties, intending to be legally bound, hereby agree as follows:
ARTICLE I
DEFINITIONS
Section 1.1    Certain Defined Terms. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed thereto in the Separation Agreement. As used in this Agreement, the following terms have the respective meanings set forth below.
(a)    “Accelerator” means Honeywell’s and its Affiliates’ “Accelerator” operating system to the extent used by the SpinCo Business as of the Effective Date, which is a global design model and operating system that contains a set of proprietary tools, processes, methodologies, practices, software and related training materials developed by or for and owned by Honeywell and its Affiliates that are designed to continuously improve business management and performance in the critical areas of products, projects, aftermarket services and standalone software, including as set forth on Exhibit A.
(b)    “Affiliate” means, when used with respect to a specified Person, a Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with such specified Person. For the purposes of this definition, “control”

(including the terms “controlled by” and “under common control with”), when used with respect to any specified Person shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or other interests, by Contract or otherwise. It is expressly agreed that no Party or member of either Group shall be deemed to be an Affiliate of the other Party or member of such other Party’s Group solely by reason of having one or more directors in common or by reason of having been under common control of Honeywell or Honeywell’s stockholders prior to, or in case of SpinCo’s stockholders, after the Effective Time.
(c)    “SpinCo Field” means the conduct of (i) the SpinCo Business as conducted as of the Effective Date and natural evolutions thereof, and (ii) any business that is acquired by SpinCo after the Effective Date (whether by merger, acquisition, consolidation or other similar transaction).
(d)    “Third Party” means any Person other than Honeywell, SpinCo and their respective Affiliates.
Section 1.2    References; Interpretation. For the purposes of this Agreement, (a) words in the singular shall be held to include the plural and vice versa, and words of one gender shall be held to include the other gender as the context requires; (b) references to the terms Article, Section, paragraph, clause, Exhibit and Schedule are references to the Articles, Sections, paragraphs, clauses, Exhibits and Schedules to this Agreement unless otherwise specified; (c) the terms “hereof,” “herein,” “hereby,” “hereto,” and derivative or similar words refer to this entire Agreement, including the Schedules and Exhibits hereto; (d) references to “$” shall mean U.S. dollars; (e) the word “including” and words of similar import when used in this Agreement shall mean “including without limitation,” unless otherwise specified; (f) the word “or” shall not be exclusive (unless the context indicates otherwise); (g) references to “written” or “in writing” include in electronic form; (h) the Parties have each participated in the negotiation and drafting of this Agreement, and except as otherwise stated herein, if an ambiguity or question of interpretation should arise, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or burdening any Party by virtue of the authorship of any of the provisions in this Agreement; (i) a reference to any Person includes such Person’s successors and permitted assigns; (j) any reference to “days” means calendar days unless Business Days are expressly specified; (k) when calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded and if the last day of such period is not a Business Day, the period shall end on the next succeeding Business Day; (l) any statute or Contract defined or referred to herein means such statute or Contract as from time to time amended, modified or supplemented, unless otherwise specifically indicated; (m) the use of the phrases “the date of this Agreement”, “the date hereof”, “of even date herewith” and terms of similar import shall be deemed to refer to the date set forth in the preamble to this Agreement; (n) the phrase “ordinary course of business” shall be deemed to be followed by the words “consistent with past practice” whether or not such words actually follow such phrase; (o) where a word or phrase is defined herein, each of its other grammatical forms shall have a corresponding meaning; and (p) any consent given by any party hereto pursuant to this Agreement shall be valid only if contained in a written instrument signed by such Party. Unless the context requires otherwise, references in this Agreement to “SpinCo” shall also be deemed to refer to the applicable member of the SpinCo Group, references to “RemainCo” or “Honeywell” shall also be deemed to refer to the applicable member of the RemainCo Group and, in connection therewith, any references to actions or omissions to be taken, or refrained from being taken, as the case may be, by SpinCo or Honeywell shall be deemed to require SpinCo or Honeywell, as the case may be, to cause the applicable members of the SpinCo Group or the RemainCo Group, respectively, to take, or refrain from taking, any such action.
ARTICLE II
LICENSE GRANT
Section 2.1    License to SpinCo. Subject to the terms and conditions of this Agreement, Honeywell hereby grants to SpinCo a worldwide, non-exclusive, non-transferable (except in accordance with Section 8.7), perpetual license to use, modify, enhance and improve Accelerator for any and all uses solely in the SpinCo Field. The foregoing license shall be sublicensable solely (a) to SpinCo’s Affiliates (for clarity, for only so long as each such Person remains an Affiliate of SpinCo), and (b) to Third Parties in the ordinary course of business, to the extent solely for the benefit of SpinCo or its Affiliates (and not for the independent use of such licenses and rights by or for the benefit of such Third Party) and subject to appropriate confidentiality and non-use obligations.
ARTICLE III
INTELLECTUAL PROPERTY RIGHTS
Section 3.1    Honeywell Ownership. The Parties acknowledge and agree that, as between the Parties, Honeywell is the owner of all right, title and interest in any and all Intellectual Property rights in Accelerator. Honeywell shall retain the entire right, title and interest in and to Accelerator and any improvements, enhancements and modifications thereof made by or on behalf of Honeywell or its Affiliates, and all Intellectual Property rights therein. For the avoidance of doubt, Honeywell shall have the sole right to defend and enforce any and all Intellectual Property rights covering Accelerator and such improvements, enhancements and modifications.
Section 3.2    SpinCo Ownership. SpinCo shall retain the entire right, title and interest in and to any improvements, enhancements and modifications to Accelerator made by or on behalf of SpinCo or its Affiliates after the Effective Date, and all Intellectual Property rights therein. For the avoidance of doubt, SpinCo shall have the sole right to defend and enforce any and all Intellectual Property rights covering any such improvements, enhancements and modifications.
ARTICLE IV
ACCELERATOR CONFIDENTIAL INFORMATION
Section 4.1    Confidential Information. As used herein, “Confidential Information” means any confidential and proprietary information of a Party or Third Party, regardless of form, which such Party considers to be confidential and proprietary, including information that: (a) if disclosed in writing, is labeled as “confidential” or “proprietary”; (b) if disclosed orally, is designated confidential at disclosure; (c) by nature or the circumstances of its disclosure, should reasonably be considered as confidential; or (d) constitutes information or data related to Accelerator, including Know-How, trade secrets, algorithms, source code, product/service specifications, prototypes, product roadmaps, Software, product pricing, marketing plans, financial data, personnel statistics, methods of manufacturing and processing, techniques, research, development, inventions (whether or not patentable and whether or not reduced to practice), data, ideas, concepts, drawings, designs and schematics. Notwithstanding the foregoing, the term “Confidential Information” shall not include information which: (i) rightfully becomes publicly available other than by a breach of a duty to the Disclosing Party or violation of Law; (ii) is rightfully received by the Receiving Party from a Third Party without any obligation of confidentiality; (iii) as evidenced by the Receiving Party’s written records, is rightfully known to the Receiving Party without any limitation on use or disclosure prior to its receipt from the Disclosing Party; or (iv) is independently developed by or on behalf of the Receiving Party without use of or reference to the Confidential Information of the Disclosing Party as shown by competent evidence.
Section 4.2    Confidentiality Obligations. Each Party and its Affiliates that receives, obtains or otherwise become aware of under or in connection with this Agreement (the “Receiving Party”) any Confidential Information of the other Party or its Affiliates (the “Disclosing Party”), respectively, agrees to (a) keep the Disclosing Party’s Confidential Information confidential, (b) use the Disclosing Party’s Confidential Information only as necessary to perform its obligations, exercise its rights under this Agreement or otherwise in connection with a Dispute, (c) use a reasonable degree of care in keeping the Disclosing Party’s Confidential Information confidential, and (d) limit access to the Disclosing Party’s Confidential Information to its personnel, Affiliates, assignees, contractors, subcontractors, sublicensees, authorized representatives and advisors (including any financial, tax, legal and technical advisors), in each case, who have a need to access or know such Confidential Information for the purpose of performing its obligations and exercising its rights under this Agreement and who have been apprised of these confidentiality obligations, and with respect to any such Third Party, have agreed to protect the confidentiality of such Confidential Information in a manner consistent with the Receiving Party’s obligations hereunder (and, for clarity, the Receiving Party shall remain responsible to the Disclosing Party for the compliance with such confidentiality obligations of its personnel, Affiliates and such Third Parties who receive such Confidential Information). Except as otherwise expressly provided in this Agreement, nothing in this Agreement is intended to grant to the Receiving Party any rights in or to any Confidential Information of the Disclosing Party.
Section 4.3    Disclosure Required By Law. In the event that the Receiving Party is requested or required by Law (including subpoena or court order) to disclose any Confidential Information of the Disclosing Party, the Receiving Party shall, to the extent legally permissible, provide prompt written notice to the Disclosing Party of such request or requirement, so that the Disclosing Party will have a reasonable opportunity to seek confidential treatment of such Confidential Information prior to its disclosure (whether through protective orders or otherwise) and, upon request, the Receiving Party shall reasonably cooperate with the Disclosing Party in seeking confidential treatment of such Confidential Information or other appropriate relief from such Law. If, in the absence of a protective order, other confidential treatment or waiver under this Agreement, the Receiving Party is advised by its legal counsel that it is legally required to disclose such Confidential Information, the Receiving Party may disclose such Confidential Information without liability under this Article IV; provided, that the Receiving Party exercises commercially reasonable efforts to obtain reliable assurances that confidential treatment will be afforded any such Confidential Information prior to its disclosure and discloses only the minimum amount of such Confidential Information necessary to comply with such Law. Similarly, with respect to any disclosure of Confidential Information in connection with a Dispute, the Receiving Party shall exercise commercially reasonable efforts to obtain reliable assurances that confidential treatment will be afforded any Confidential Information of the Disclosing Party prior to its disclosure.
Section 4.4    Disclosure in Connection with Due Diligence. The terms of this Agreement shall be the Confidential Information of both Parties. A Party may provide this Agreement to any Third Party, subject to confidentiality obligations no less restrictive than those set forth in this Article IV, if required to do so in connection with any diligence for any actual or potential bona fide business transaction with such Third Party related to the subject matter of this Agreement (including an acquisition, divestiture, merger, consolidation, asset sale, financing or public offering).
ARTICLE V
COMPENSATION
Section 5.1    Compensation. The Parties agree that in light of the substantial contributions of SpinCo and its Affiliates to the development of Accelerator, no further consideration is payable by SpinCo for the Accelerator license set forth in Section 2.1.
ARTICLE VI
TERMINATION
Section 6.1    Term. This Agreement shall become effective as of the Effective Date and, unless sooner terminated in accordance with this Article VI, remain in full force and effect in perpetuity.
Section 6.2    Termination for Breach. Honeywell shall be entitled to terminate this Agreement upon twenty (20) days’ prior written notice to SpinCo in the event of a material breach of this Agreement by SpinCo or any member of the SpinCo Group that is not cured within such twenty (20)-day period; provided, that such twenty (20)-day period shall be extended for up to twenty (20) additional days in the event and to the extent that SpinCo is diligently and in good faith pursuing cure of such material breach. Upon termination of this Agreement, SpinCo and each member of the SpinCo Group shall cease any and all use of Accelerator.
Section 6.3    Use of the Honeywell Accelerator Name. Within six (6) months following the Effective Date, SpinCo and each of its Affiliates shall cease using the name “Honeywell Accelerator” or any term similar thereto to describe the rights licensed hereunder or for any other purpose. Promptly following the Effective Date (and in any event, no later than the end of such six (6)-month period), SpinCo shall, and shall cause its Affiliates to, destroy, remove, strike over, cover over or otherwise eliminate all references to “Honeywell Accelerator” from all materials (whether written, electronic or otherwise) displaying “Honeywell Accelerator” or any term similar thereto.
Section 6.4    Survival of Obligations; Return of Confidential Information. Notwithstanding any termination of this Agreement, the obligations of the Parties under Articles III, IV, VII and VIII as well as Sections 6.3 and this 6.4, shall survive and continue to be enforceable. Upon any termination of this Agreement, SpinCo shall promptly (and in any event within thirty (30) days) return to Honeywell or destroy (at Honeywell’s option) all written Accelerator Confidential Information of Honeywell, and all copies thereof, then in SpinCo’s possession.

ARTICLE VII
WARRANTIES AND COMPLIANCE
Section 7.1    Disclaimer of Warranties. The Parties acknowledge and agree that (a) Accelerator is provided as-is, (b) each Party assumes all risks and Liabilities arising from or relating to its use of and reliance upon Accelerator, and (c) each Party makes no representation or warranty with respect thereto. EACH PARTY HEREBY EXPRESSLY DISCLAIMS ALL REPRESENTATIONS AND WARRANTIES REGARDING ACCELERATOR, WHETHER EXPRESS OR IMPLIED, INCLUDING ANY REPRESENTATION OR WARRANTY IN REGARD TO QUALITY, PERFORMANCE, NONINFRINGEMENT, MISAPPROPRIATION, COMMERCIAL UTILITY, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.
Section 7.2    Compliance with Laws and Regulations. Each Party hereto shall be responsible for its own compliance with any and all Laws applicable to its performance under this Agreement. FOR THE AVOIDANCE OF DOUBT AND NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, EACH PARTY EXPRESSLY DISCLAIMS ANY EXPRESS OR IMPLIED OBLIGATION OR WARRANTY WITH RESPECT TO ANY INTELLECTUAL PROPERTY, TECHNOLOGY OR SERVICES THAT COULD BE CONSTRUED TO REQUIRE SUCH PARTY TO DELIVER ANY INTELLECTUAL PROPERTY, TECHNOLOGY OR SERVICES HEREUNDER IN SUCH A MANNER TO ALLOW THE RECEIVING PARTY THEREOF OR ITS AFFILIATES TO ITSELF COMPLY WITH ANY LAW APPLICABLE TO THE ACTIONS OR FUNCTIONS OF SUCH RECEIVING PARTY (OR ITS AFFILIATES).
ARTICLE VIII
MISCELLANEOUS
Section 8.1    Dispute Resolution. The dispute resolution procedures set forth in Article VIII of the Separation Agreement shall apply and are hereby incorporated herein by reference, mutatis mutandis.
Section 8.2    Complete Agreement; Construction. This Agreement, including the Exhibits hereto, shall constitute the entire agreement between the Parties with respect to the subject matter hereof and shall supersede all previous negotiations, commitments, course of dealings and writings with respect to such subject matter. In the event of any inconsistency between this Agreement and any Exhibit or Schedule hereto, the Exhibit or Schedule shall prevail. In the event and to the extent that there shall be a conflict between the provisions of this Agreement and the Separation Agreement, this Agreement shall control.
Section 8.3    Counterparts. This Agreement may be executed and delivered (including by facsimile or other means of electronic transmission, such as by electronic mail in “pdf” form) in more than one counterpart, all of which shall be considered one and the same agreement, each of which when executed shall be deemed to be an original, and shall become effective when one or more such counterparts have been signed by each of the Parties and delivered to each of the Parties.
Section 8.4    Notices. Notices, requests, instructions or other documents to be given under this Agreement shall be in writing and shall be deemed to have been properly delivered, given and received, (a) on the date of transmission if sent via email (provided, however, that notice given by email shall not be effective unless either (i) a duplicate copy of such email notice is promptly given by one of the other methods described in this Section 8.4 or (ii) the receiving party delivers a written confirmation of receipt of such notice either by email or any other method described in this Section 8.4 (excluding “out of office” or other automated replies)), (b) when delivered, if delivered personally to the intended recipient, and (c) one (1) Business Day later, if sent by overnight delivery via a national courier service (providing proof of delivery), and in each case, addressed to a Party at the address for such Party set forth on a schedule to be delivered by each Party to the address set forth below (or at such other address for a Party as shall be specified in a notice given in accordance with this Section 8.4):
If to Honeywell:
Honeywell International Inc.
855 S. Mint Street
Charlotte, NC 28202

Attention:	Su Ping Lu, Senior Vice President, General Counsel and
Corporate Secretary
Email:	[***]
with a copy (which shall not constitute notice) to:
Skadden, Arps, Slate, Meagher & Flom LLP
One Manhattan West
New York, NY 10001

Attention:	Allison R. Schneirov, Esq.
Alexandra J. McCormack, Esq.
Kyle J. Hatton, Esq.
Lauren S. Kramer, Esq.
Email:	[***]
[***]
[***]
[***]
To SpinCo:
Solstice Advanced Materials Inc.
115 Tabor Road
Morris Plains, NJ 07950

Attention:	Brian Rudick, General Counsel
Email:	[***]

with a copy (which shall not constitute notice) to:
Skadden, Arps, Slate, Meagher & Flom LLP
One Manhattan West
New York, NY 10001

Attention:	Allison R. Schneirov, Esq.
Alexandra J. McCormack, Esq.
Kyle J. Hatton, Esq.
Lauren S. Kramer, Esq.
Email:	[***]
[***]
[***]
[***]
Section 8.5    Waivers. Any provision of this Agreement may be waived, if and only if, such waiver is in writing and signed by the Party against whom the waiver is to be effective. Notwithstanding the foregoing, no failure to exercise and no delay in exercising, on the part of any Party, any right, remedy, power or privilege hereunder shall operate as a waiver hereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. Any consent required or permitted to be given by any Party to the other Party under this Agreement shall be in writing and signed by the Party giving such consent and shall be effective only against such Party (and the members of its Group).
Section 8.6    Amendments. This Agreement may not be modified or amended except by an agreement in writing specifically designated as an amendment hereto signed by each of the Parties.
Section 8.7    Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned or transferred, in whole or in part, by operation of Law or otherwise, by either of the Parties without the prior written consent of the other Party (which consent may be granted or withheld in such other Party’s sole discretion); provided, that such first Party may assign or transfer, in whole or in part, by operation of Law or otherwise, without the prior written consent of the other Party, this Agreement or any of the rights, interests or obligations under this Agreement to (a) one or more of its Affiliates and (b) the successor to all or a portion of the business or assets to which this Agreement relates; provided, further, that (i) the assigning or transferring Party shall promptly notify the non-assigning or non-transferring Party in writing of any assignments or transfers it makes under the foregoing clause (b) and (ii) in either case of the foregoing clauses (a) or (b), the party to whom this Agreement is assigned or transferred shall agree in writing to be bound by the terms of this Agreement as if named as a “Party” hereto with respect to all or such portion of this Agreement so assigned or transferred. Any purported assignment in violation of this Section 8.7 shall be void ab initio. No assignment or transfer shall relieve the assigning or transferring Party of any of its obligations under this Agreement that accrued prior to such assignment or transfer unless agreed to by the non-assigning or non-transferring Party.

Section 8.8    Successors and Assigns. The provisions of this Agreement and the obligations and rights hereunder shall be binding upon, inure to the benefit of and be enforceable by (and against) the Parties and their respective successors and permitted transferees and assigns.
Section 8.9    No Circumvention. The Parties agree not to directly or indirectly take any actions, act in concert with any Person who takes an action, or cause or allow any member of any such Party’s Group to take any actions (including the failure to take a reasonable action) such that the resulting effect is to materially undermine the effectiveness of any of the provisions of this Agreement.
Section 8.10    Subsidiaries. Each of the Parties shall cause to be performed, and hereby guarantees the performance of, all actions, agreements and obligations set forth herein to be performed by any Subsidiary of such Party or by any entity that becomes a Subsidiary of such Party at and after the Effective Date.
Section 8.11    Third-Party Beneficiaries. This Agreement is solely for the benefit of, and is only enforceable by, the Parties and their permitted successors and assigns and should not be deemed to confer upon third parties any remedy, benefit, claim, liability, reimbursement, claim of Action or other right of any nature whatsoever, including any rights of employment for any specified period, in excess of those existing without reference to this Agreement.
Section 8.12    Titles and Headings. Titles and headings to sections herein are inserted for the convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.
Section 8.13    Exhibits and Schedules. The Exhibits and Schedules shall be construed with and as an integral part of this Agreement to the same extent as if the same had been set forth verbatim herein.
Section 8.14    Governing Law. This Agreement, including all matters of construction, validity, interpretation, performance and enforceability, and any dispute arising directly or indirectly out of, in connection with or relating to this Agreement shall be governed by and construed in accordance with the Laws of the State of Delaware, without giving effect to the conflicts of laws principles thereof.
Section 8.15    Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any Party. Upon a determination that any term, provision, covenant or restriction is invalid, illegal, void or unenforceable, the Parties shall negotiate in good faith to modify to the fullest extent permitted by applicable Law this Agreement so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

Section 8.16    No Duplication; No Double Recovery. Nothing in this Agreement is intended to confer to or impose upon any Party a duplicative right, entitlement, obligation or recovery with respect to any matter arising out of the same facts and circumstances.
Section 8.17    Bankruptcy. All rights and licenses granted under or pursuant to this Agreement by Honeywell are, and will otherwise be deemed to be, for purposes of Section 365(n) of the United States Bankruptcy Code, licenses of rights to “intellectual property” as defined under Section 101 of the United States Bankruptcy Code regardless of the form or type of intellectual property under or to which such rights and licenses are granted and regardless of whether the intellectual property is registered in or otherwise recognized by or applicable to the United States of America or any other country or jurisdiction. The Parties agree that each Licensee will retain and may fully exercise all of their rights and elections under the United States Bankruptcy Code.
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[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed on the date first written above by their respective duly authorized officers.

HONEYWELL INTERNATIONAL INC.

Signature:	/s/ Jake Wasserman
Name:	Jake Wasserman
Title:	Vice President & General Counsel, Mergers
and	Acquisitions

SOLSTICE ADVANCED MATERIALS INC.

Signature:	/s/ David Sewell
Name:	David Sewell
Title:	President & Chief Executive Officer